UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	98-1356880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One
East Tower
Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 6, 2024, the shareholders of Wave Life Sciences Ltd. (the “Company”) approved an amendment to the Company’s 2021 Equity Incentive Plan, as amended (the “Amended 2021 Equity Incentive Plan”), that increases the number of ordinary shares authorized for issuance of awards under the Amended 2021 Equity Incentive Plan by 5,000,000 shares.

A detailed summary of the material features of the Amended 2021 Equity Incentive Plan is set forth in the Company’s definitive proxy statement for its 2024 Annual General Meeting of Shareholders (the “Annual Meeting”) filed with the Securities and Exchange Commission on June 21, 2024 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended 2021 Equity Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)

On August 6, 2024, the Company held its 2024 Annual General Meeting of Shareholders. Of the 124,627,029 ordinary shares issued and outstanding and eligible to vote as of the meeting date of August 6, 2024, a quorum of 102,099,356 ordinary shares, or 81.9%, of the eligible shares, was present in person or represented by proxy at the Annual Meeting.

(b)

The following actions were taken at the Annual Meeting, all of which are described in the Proxy Statement. The final voting results for each of the proposals voted upon at the Annual Meeting are set forth below.

Proposal 1 (a) – (i)- Shareholders re-elected nine of the Company’s existing directors to the Board of Directors to serve until the Company’s 2025 Annual General Meeting of Shareholders and until their successor is duly elected and qualified, with the final votes cast as follows:

Board of Directors Nominee	For	Against	Abstain	Broker Non-Vote
Paul B. Bolno, M.D., MBA	94,216,416	311,644	9,938	7,561,358
Mark H.N. Corrigan, M.D.	94,064,384	464,474	9,140	7,561,358
Christian Henry	80,627,620	13,894,737	15,641	7,561,358
Peter Kolchinsky, Ph.D.	94,208,852	320,006	9,140	7,561,358
Adrian Rawcliffe	94,204,112	317,716	16,170	7,561,358
Ken Takanashi	84,642,761	9,879,216	16,021	7,561,358
Aik Na Tan	94,212,680	309,178	16,140	7,561,358
Gregory L. Verdine, Ph.D.	93,743,298	781,489	13,211	7,561,358
Heidi L. Wagner, J.D.	91,335,013	3,179,848	23,137	7,561,358

Proposal 2- Shareholders approved the re-appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm and independent Singapore auditor for the year ending December 31, 2024, and to authorize the Audit Committee of the Board of Directors to fix KPMG LLP’s remuneration for services provided through the date of the Company’s 2025 Annual General Meeting of Shareholders, with the final votes cast as follows:

For	Against	Abstain	Broker Non-Vote
101,761,729	316,576	21,051	0

Proposal 3- Shareholders approved the Company’s payment of cash and equity-based compensation to the Company’s non-employee directors for their service on the Board of Directors and its committees, in the manner and on the basis set forth in the Proxy Statement, with the final votes cast as follows:

For	Against	Abstain	Broker Non-Vote
94,323,501	195,606	18,891	7,561,358

Proposal 4- Shareholders approved the amendment to the Company’s 2021 Equity Incentive Plan, as amended, in the manner and on the basis set forth in the Proxy Statement, with the final votes cast as follows:

For	Against	Abstain	Broker Non-Vote
82,321,912	12,184,069	32,017	7,561,358

Proposal 5- Shareholders approved a general authorization for the directors of the Company to allot and issue ordinary shares of the Company, in the manner and on the basis set forth in the Proxy Statement, with the final votes cast as follows:

For	Against	Abstain	Broker Non-Vote
80,951,341	13,571,383	15,274	7,561,358

Proposal 6- Shareholders approved on a non-binding, advisory basis only, the compensation of the Company’s named executive officers, in the manner and on the basis set forth described in the Proxy Statement, with the final votes cast as follows:

For	Against	Abstain	Broker Non-Vote
94,163,361	356,573	18,064	7,561,358

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1+	Wave Life Sciences Ltd. 2021 Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer

Date: August 12, 2024